Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the following Registration Statements of Sky Financial Group, Inc. of our report dated January 21, 2003 on the consolidated financial statements of Sky Financial Group, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2002.

Form S-4 No. 333-102128

Form S-8 No. 333-65942

Form S-8 No. 333-59312

Form S-8 No. 333-67233

Form S-8 No. 333-47315 (Post-Effective Amendment No.1 on Form S-8 to Form S-4)

Form S-8 No. 333-60741 (Post Effective Amendment No.1 on Form S-8 to Form S-4)

Form S-3 No. 333-64127 (Filed as Citizens Bancshares, Inc.)

Form S-8 No. 333-18867 (Filed as Citizens Bancshares, Inc.)

/s/ Crowe, Chizek and Company LLP

Crowe, Chizek and Company LLP

Columbus, Ohio

February 28, 2003